UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2013

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2013 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”), held on May 15, 2013, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all nine of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of Genworth’s named executive officers, and (3) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2013.

The voting results were as follows:

Proposal 1

Election of directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William H. Bolinder	320,296,998	4,044,489	976,398	93,507,385
G. Kent Conrad	320,043,575	4,312,019	962,291	93,507,385
Nancy J. Karch	298,648,562	25,708,956	960,367	93,507,385
Thomas J. McInerney	321,126,250	3,231,552	960,083	93,507,385
Christine B. Mead	320,469,937	3,909,751	938,197	93,507,385
David M. Moffett	318,839,553	5,520,787	957,545	93,507,385
Thomas E. Moloney	320,220,674	4,129,927	967,284	93,507,385
James A. Parke	320,051,990	4,281,632	984,263	93,507,385
James S. Riepe	320,264,788	4,081,724	971,373	93,507,385

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of Genworth’s named executive officers	317,058,753	7,014,875	1,244,257	93,507,385

Proposal 3

	Votes For	Votes Against	Abstentions
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2013	412,478,792	4,785,740	1,560,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 20, 2013	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

3